Exhibit 99.1

U.S. Well Services Finalizes $55 Million Sale of Convertible Preferred Stock to Fund Electric Frac Fleet Expansion

HOUSTON, May 24, 2019 (GLOBE NEWSWIRE) — U.S. Well Services, Inc. (Nasdaq: USWS) today announced that it had finalized the $55 Million sale of newly issued Convertible Preferred Stock (or “Preferred Stock”) through a private placement with institutional investors. The financing provides further liquidity to help the Company fund ongoing growth initiatives in connection with the roll-out of the Company’s electric frac fleet technology.

“This transaction, in combination with the Company’s recent closing of its $75 Million Asset-Backed Revolving Credit Facility and $250 Million Senior Secured Term Loan, further improves U.S. Well Services’ balance sheet strength and liquidity and enhances the Company’s ability to execute on its contract-driven electric frac fleet growth initiatives,” said Kyle O’Neill, Chief Financial Officer.

At closing, investors will receive an aggregate of 55,000 shares of newly issued Convertible Preferred Stock that have a $1,000 liquidation preference per share and are redeemable at the option of the Company for cash or common stock. The Preferred Stockholders will receive dividends on the then-applicable liquidation preference at an annual rate of 12.00%, in cash or stock at the Company’s election, increasing to 16% in year three if the Preferred Shares have not been redeemed. Additionally, the investors will receive 2,933,333 Warrants, which are exercisable into USWS common stock at $7.66 per share.

“Today’s financing is another validation of U.S. Well Services’ business model and enables the Company to capture the growing demand for its electric frac fleets through new customer contract opportunities,” said Joel Broussard, President and Chief Executive Officer.

This press release is neither an offer to sell nor a solicitation of an offer to purchase the securities described herein.

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally-supplied natural gas, including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies, including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com. Information on our website is not part of this release.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and

Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, information concerning the expected closing dates of the private placement of Preferred Shares and Warrants, the expected use of the net proceeds, the benefits of the private placement and the execution of the company’s strategy. These statements are based on the Company’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “may,” “expect,” “estimate,” “project,” “purpose,” “plan,” “believe,” “intend,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions, actions by investors, changes in commodity prices, changes in supply and demand for oil and gas, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreements, and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 14, 2019. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward- looking statement, whether as a result of new information, future events or otherwise.

Contacts: U.S. Well Services

Josh Shapiro – Vice President, Investor Relations

(832) 562-3730

IR@uswellservices.com

Dennard Lascar Investor Relations

Ken Dennard / Lisa Elliott

(713) 529-6600

USWS@dennardlascar.com

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